Exhibit 5.1

1271 Avenue of the Americas New York, New York 10020-1401 Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com

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June 13, 2025
Voyager Technologies, Inc.
1225 17th Street, Suite 1100
Denver, Colorado 80202
Re: Registration Statement on Form S-8
To the addressee set forth above:
We have acted as special counsel to Voyager Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of (i) up to 3,920,816 shares (the “Class A Option Shares”) of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), which may be issued upon the exercise of outstanding stock options under the Company’s 2020 Incentive Plan (the “2020 Plan”), (ii) up to 549,693 shares (the “Class B Option Shares”) of the Company’s Class B common stock, $0.0001 par value per share (the “Class B Common Stock”), which may be issued upon the exercise of outstanding stock options under the 2020 Plan, (iii) up to 5,419,327 shares (the “2025 Plan Shares”) of the Company’s Class A Common Stock or Class B Common Stock, which may be issued pursuant to the Company’s 2025 Incentive Award Plan (the “2025 Plan”) and (iv) up to 1,100,883 shares of Class A Common Stock (together with the Class A Option Shares, the Class B Option Shares and the 2025 Plan Shares, the “Shares”) which may be issued pursuant to the Company’s 2025 Employee Stock Purchase Plan (the “ESPP,” and together with, the 2020 Plan and the 2025 Plan, the “Plans”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

June 13, 2025 Page 2
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company for legal consideration of not less than par value in the circumstances contemplated by the Plans, assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the applicable Plan (and the agreements duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Sincerely,
/s/ Latham & Watkins LLP